                                                 Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate & Employee Communications - USA +1 (510) 988-8553
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Announces Q1 FY 2023 Results
Company Updates FY 2023 Outlook; Expands Share Buyback Authorization

LAUSANNE, Switzerland, July 26, 2022 and NEWARK, Calif., July 25, 2022 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2023.
•Sales were $1.16 billion, down 12 percent in US dollars and 9 percent in constant currency, compared to Q1 of the prior year. This performance reflects a challenging macroeconomic environment for the industry and compares against a quarter which grew 66 percent last year in US dollars.

•Category sales in US dollars grew 4 percent in Keyboards & Combos, were essentially flat in Pointing Devices and grew 5 percent in Video Collaboration compared to Q1 of the prior year. Sales in these categories in constant currency grew 7 percent, 3 percent and 7 percent, respectively. Gaming sales declined 16 percent in US dollars and 13 percent in constant currency compared to Q1 of the prior year.
•GAAP operating income declined 43 percent to $115 million, compared to $203 million and 143 percent growth in the same quarter a year ago. Non-GAAP operating income declined 38 percent to $146 million, compared to $235 million in the same quarter a year ago.
•GAAP earnings per share (EPS) declined 44 percent to $0.61, compared to $1.09 and 160 percent growth in the same quarter a year ago. Non-GAAP EPS declined 39 percent to $0.74, compared to $1.22 in the same quarter a year ago.
“While macroeconomic challenges affected our performance this quarter, I am encouraged by the continued growth in Video Collaboration, Keyboards & Combos and Pointing Devices as hybrid and return-to-work trends continue to take shape,” said Bracken Darrell, Logitech president and chief executive officer. “This quarter, we demonstrated our operational focus in the face of challenging conditions, and off the back of exceptional growth these past two years. While we will cut back our spending given the current environment, our strong innovation engine paired with secular growth trends - hybrid work, video everywhere, gaming and digital content creation - position us well for the future.”

Outlook
Given the current challenging conditions, Logitech reduced its Fiscal Year 2023 outlook to between negative 8 percent and negative 4 percent sales growth in constant currency, and between $650 million and $750 million in non-GAAP operating income. The Company’s previous outlook was between 2 and 4 percent sales growth in constant currency, and $875 million to $925 million in non-GAAP operating income.

Increased Share Buyback Authorization
Logitech’s board of directors has approved an increased share buyback authorization up to $1.5 billion. This expands the Company’s current $1 billion, three-year share buyback authorization. To date, the Company has repurchased approximately $697 million of shares in the current program. Subject to approval from the Swiss Takeover Board, the increase will provide for a total authorization of approximately $800 million remaining for repurchases over the next 12 months of the program ending in July 2023.

Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results videoconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q1 Fiscal Year 2023 on Tuesday, July 26, 2022 at 8:30 a.m. Eastern Standard Time and 2:30 p.m. Central European Time. A livestream of the event will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, change in fair value of contingent consideration for business acquisition, gain on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Fiscal Year 2023 outlook.

Public Dissemination of Certain Information
Logitech webcasts its earnings calls, and certain events Logitech participates in or hosts, with members of the investment community on its investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech helps all people pursue their passions by designing experiences so everyone can create, achieve, and enjoy more. Logitech designs and creates products that bring people together through computing, gaming, video, streaming and creating, and music. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Blue Microphones and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended June 30, 2022, reduction in spending, secular growth trends, our share buyback program increase, and outlook for Fiscal Year 2023 sales growth and non-GAAP operating income and related assumptions. The forward-looking statements in this press release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and their impact, including the COVID-19 pandemic, the war in Ukraine, changes in inflation levels and monetary policies; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and our subsequent reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2022	2021

Net sales	$1,159,865	$1,312,058
Cost of goods sold	697,220	739,066
Amortization of intangible assets	3,042	4,066
Gross profit	459,603	568,926

Operating expenses:
Marketing and selling	229,378	252,314
Research and development	75,517	69,246
General and administrative	35,860	40,542
Amortization of intangible assets and acquisition-related costs	3,369	5,217
Change in fair value of contingent consideration for business acquisition	—	(1,474)
Total operating expenses	344,124	365,845

Operating income	115,479	203,081
Interest income	1,449	316
Other income (expense), net	5,624	8,435
Income before income taxes	122,552	211,832
Provision for income taxes	21,716	24,991
Net income	$100,836	$186,841

Net income per share:
Basic	$0.61	$1.11
Diluted	$0.61	$1.09

Weighted average shares used to compute net income per share:
Basic	164,679	168,372
Diluted	166,406	172,020

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	June 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2022	2022

Current assets:
Cash and cash equivalents	$1,106,657	$1,328,716
Accounts receivable, net	706,886	675,604
Inventories	917,356	933,124
Other current assets	126,689	135,478
Total current assets	2,857,588	3,072,922

Non-current assets:
Property, plant and equipment, net	112,240	109,807
Goodwill	451,209	448,175
Other intangible assets, net	79,820	83,779
Other assets	328,855	320,722
Total assets	$3,829,712	$4,035,405

Current liabilities:
Accounts payable	$558,983	$636,306
Accrued and other current liabilities	693,784	784,848
Total current liabilities	1,252,767	1,421,154

Non-current liabilities:
Income taxes payable	82,887	83,380
Other non-current liabilities	131,700	132,133
Total liabilities	1,467,354	1,636,667

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at June 30, 2022 and March 31, 2022
Additional shares that may be issued out of conditional capitals — 50,000 at June 30,2022 and March 31, 2022
Additional shares that may be issued out of authorized capital — 17,311 at June 30, 2022 and March 31, 2022
Additional paid-in capital	98,800	129,925
Shares in treasury, at cost — 9,051 at June 30, 2022 and 7,855 at March 31, 2022	(722,273)	(632,893)
Retained earnings	3,076,517	2,975,681
Accumulated other comprehensive loss	(120,834)	(104,123)
Total shareholders’ equity	2,362,358	2,398,738
Total liabilities and shareholders’ equity	$3,829,712	$4,035,405

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2022	2021

Cash flows from operating activities:
Net income	$100,836	$186,841
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	18,626	20,462
Amortization of intangible assets	6,229	8,843
Gain on investments	(11,357)	(1,071)
Share-based compensation expense	23,690	23,651
Deferred income taxes	265	(4,158)
Change in fair value of contingent consideration for business acquisition	—	(1,474)
Other	(124)	1,045
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(44,572)	73,308
Inventories	(324)	(115,166)
Other assets	4,932	(30,796)
Accounts payable	(70,034)	(115,620)
Accrued and other liabilities	(63,835)	(160,835)
Net cash used in operating activities	(35,668)	(114,970)
Cash flows from investing activities:
Purchases of property, plant and equipment	(19,563)	(24,514)
Investment in privately held companies	(2,088)	(501)
Acquisitions, net of cash acquired	(5,839)	(15,586)
Purchases of deferred compensation investments	(922)	(1,091)
Proceeds from sales of deferred compensation investments	943	1,345
Net cash used in investing activities	(27,469)	(40,347)
Cash flows from financing activities:
Purchases of registered shares	(120,619)	(54,872)
Proceeds from exercises of stock options and purchase rights	—	2,750
Tax withholdings related to net share settlements of restricted stock units	(24,144)	(50,411)
Net cash used in financing activities	(144,763)	(102,533)
Effect of exchange rate changes on cash and cash equivalents	(14,159)	5,244
Net decrease in cash and cash equivalents	(222,059)	(252,606)
Cash and cash equivalents, beginning of the period	1,328,716	1,750,327
Cash and cash equivalents, end of the period	$1,106,657	$1,497,721

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
NET SALES	2022	2021	Change

Net sales by product category:
Pointing Devices	$183,283	$182,878	—%
Keyboards & Combos	227,720	218,357	4
PC Webcams	59,386	109,918	(46)
Tablet & Other Accessories	66,585	79,272	(16)
Gaming (1)	282,806	335,397	(16)
Video Collaboration	246,242	234,885	5
Mobile Speakers	22,310	28,484	(22)
Audio & Wearables	69,446	116,607	(40)
Other (2)	2,087	6,260	(67)
Total Sales	$1,159,865	$1,312,058	(12)%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other includes Smart Home.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2022	2021

Gross profit - GAAP	$459,603	$568,926
Share-based compensation expense	1,461	1,369
Amortization of intangible assets	3,042	4,066
Gross profit - Non-GAAP	$464,106	$574,361

Gross margin - GAAP	39.6%	43.4%
Gross margin - Non-GAAP	40.0%	43.8%

Operating expenses - GAAP	$344,124	$365,845
Less: Share-based compensation expense	22,229	22,282
Less: Amortization of intangible assets and acquisition-related costs	3,369	5,217
Less: Change in fair value of contingent consideration for business acquisition	—	(1,474)
Operating expenses - Non-GAAP	$318,526	$339,820

% of net sales - GAAP	29.7%	27.9%
% of net sales - Non - GAAP	27.5%	25.9%

Operating income - GAAP	$115,479	$203,081
Share-based compensation expense	23,690	23,651
Amortization of intangible assets and acquisition-related costs	6,411	9,283
Change in fair value of contingent consideration for business acquisition	—	(1,474)
Operating income - Non - GAAP	$145,580	$234,541

% of net sales - GAAP	10.0%	15.5%
% of net sales - Non - GAAP	12.6%	17.9%

Net income - GAAP	$100,836	$186,841
Share-based compensation expense	23,690	23,651
Amortization of intangible assets and acquisition-related costs	6,411	9,283
Change in fair value of contingent consideration for business acquisition	—	(1,474)
Gain on investments	(11,357)	(1,071)
Non-GAAP income tax adjustment	3,459	(7,416)
Net income - Non - GAAP	$123,039	$209,814

Net income per share:
Diluted - GAAP	$0.61	$1.09
Diluted - Non - GAAP	$0.74	$1.22

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	166,406	172,020

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
SHARE-BASED COMPENSATION EXPENSE	2022	2021

Share-based Compensation Expense
Cost of goods sold	$1,461	$1,369
Marketing and selling	9,797	8,530
Research and development	5,532	5,061
General and administrative	6,900	8,691
Total share-based compensation expense	23,690	23,651
Income tax benefit	(4,322)	(16,594)
Total share-based compensation expense, net of income tax benefit	$19,368	$7,057

*Note: These preliminary results for the three months ended June 30, 2022 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2022 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.